Exhibit 10.2

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”) is dated as of September 30, 2004, by and among FIREARMS TRAINING SYSTEMS, INC., a Delaware corporation (the “Company”), and the investors listed on Annex I hereto (the “Investors”; and each, an “Investor”).

WHEREAS, each Investor owns beneficially and of record the number of issued and outstanding shares of the Company’s Series B Preferred Stock, $.10 par value per share, set forth opposite such Investor’s name in column 2 of Annex I attached hereto (the “Existing Shares”);

WHEREAS, the Company wishes to issue shares of its Series C Preferred Stock, $.10 par value per share (the “Investor Shares”), to each Investor in exchange for such Investor’s Existing Shares and any and all accrued and unpaid dividends through and including the date hereof and each Investor desires to exchange its Existing Shares for the Investor Shares on the terms and conditions set forth herein (such exchange, the “Exchange”);

WHEREAS, immediately prior to the Exchange, the Company intends to file with the Delaware Secretary of State, a Certificate of Designations of Series C Preferred Stock, substantially in the form of Exhibit A hereto (the “Certificate of Designations”), pursuant to which, among other things, the Company will authorize the issuance of the Investor Shares with the rights, preferences, powers, designations, limitations and restrictions therefor as set forth in the Certificate of Designations;

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Exchange. On the terms and subject to the conditions of this Agreement, at the Closing, the Company shall issue to each Investor the number of Investor Shares set forth opposite such Investor’s name in column 3 of Annex I attached hereto, and each Investor shall deliver to the Company in exchange therefor the number of Existing Shares set forth opposite such Investor’s name in column 2 of Annex I attached hereto and any and all accrued and unpaid dividends through and including the date of Closing.

Section 2. Closing; Certificates.

(a) The closing of the Exchange (the “Closing”), shall be held on September 30, 2004 at the offices of O’Melveny & Myers LLP, Times Square Tower, 7 Times Square, New York, New York 10036, or such other time and place as the parties hereto may mutually determine (such date and time being called the “Closing Date”).

(b) Each Investor will deliver or cause to be delivered to the Company either (i) the stock certificates evidencing Existing Shares set forth opposite such Investor’s name in column 4 of Annex I attached hereto, accompanied by duly executed stock powers endorsed in blank, or (ii) an affidavit in form and substance reasonably satisfactory to the Company stating that such certificates have been lost, stolen or otherwise misplaced. Each Investor hereby acknowledges that, from and after the Closing, such Investor holds its Existing Shares for the Company within the meaning of Section 8-301 of the Uniform Commercial Code.

(c) Promptly after its receipt from an Investor of the certificates or affidavit described in Section 2(b), the Company will (i) deliver or cause to be delivered to such Investor a stock certificate evidencing the number of Investor Shares set forth opposite such Investor’s name in column 3 of Annex I attached hereto, duly registered in such Investor’s name on the books and records of the Company, and (ii) retire the Existing Shares previously owned by such Investor.

Section 3. Treatment of Recapitalization. The transactions contemplated by Section 1 hereof are intended to qualify as a reorganization described in Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the “Code”), for federal and state income tax purposes. This Agreement constitutes a plan of reorganization. The parties hereby agree to report the transactions referred to in this Section 3 for federal and state income tax purposes in a manner consistent with the foregoing terms of this Section 3.

Section 4. Satisfaction of Obligations. Each Investor hereby acknowledges that the issuance of Investor Shares to such Investor contemplated hereby shall satisfy all of the obligations of the Company under the Certificate of Designations authorizing the Existing Shares and that after the Closing, such Investor shall have no further rights with respect to the Existing Shares including, without limitation, any and all accrued and unpaid dividends through and including the date hereof.

Section 5. Representations and Warranties of Company. The Company hereby represents and warrants to the Investors as follows:

(a) Capitalization. After giving effect to the transactions contemplated hereby, the authorized and issued and outstanding capital stock of the Company shall consist of (i) 100,000,000 authorized shares of common stock, par value $0.000006 per share, of which 70,508,801 shares will be issued and outstanding, and (ii) 100,000 authorized shares of preferred stock, par value $0.10 per share, of which 3,202.7801 shares designated as Series C Preferred Stock will be issued and outstanding. Except as set forth on Annex II annexed hereto, there shall be no outstanding securities convertible into or exchangeable or exercisable for, or options, warrants or other rights to acquire shares of capital stock of Company immediately after giving effect to the transactions contemplated hereby. The Investor Shares to be issued to Investors pursuant to this Agreement, when issued, shall be validly issued, fully paid and non-assessable, and free and clear of all liens.

(b) Authority of Company. The Company (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and (ii) has all the requisite corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Company, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereto: (y) have been duly authorized by all necessary corporate action on its part, and no other proceedings on its part are necessary to authorize this Agreement or to consummate the transactions contemplated hereby and (z) do not contravene or otherwise conflict with any agreement, document, instrument, permit, license, order, writ, injunction, decree, statute, rule or regulation of any court or any public, governmental or regulatory agency or body applicable to the Company or any of its properties or assets. Except for such UCC-1 filings and/or mortgage recordation as required by the Revolving Credit, Term Loan and Security Agreement, dated as of the date hereof, among the Company, FATS, Inc., the lenders named therein, and CapitalSource Finance LLC, as agent (the “Credit Agreement”), compliance by the Company with SEC disclosure requirements or filings with the Secretary of State of Delaware, there is no consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any governmental agency or body or self regulatory organization (including, without limitation, the NASD or the NASDAQ Stock Market) applicable to the Company or any of its properties or assets which is required to be made or obtained by the Company to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Company and, assuming due authorization, execution and delivery by the other party hereto, this Agreement constitutes a legal, valid and binding obligation of Company enforceable against it in accordance with this Agreement’s terms and conditions, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditor’s rights generally, and subject, as to enforceability to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or equity).

Section 6. Representations and Warranties of the Investors. Each Investor hereby, severally and not jointly, represents and warrants to Company with respect to itself as follows:

(a) Authority of Investor. Such Investor (i) is an entity duly organized or incorporated, validly existing and in good standing under the laws of the state of its organization or incorporation and (ii) has all requisite corporate or other power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Investor, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereto: (y) have been duly authorized by all requisite corporate or other action on its part, and no other proceedings on its part are necessary to authorize this Agreement or to consummate the transactions contemplated hereby and (z) do not contravene or otherwise conflict with any agreement, document, instrument, permit, license, order, writ, injunction, decree, statute, rule or regulation of any court or any public, governmental or regulatory agency or body applicable to such Investor or any of its properties or assets. Except for such UCC-1 filings and/or mortgage recordation as required by the Credit Agreement or compliance by the Company with SEC disclosure requirements or filings with the Secretary of State of Delaware, there is no consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any governmental agency or body or self regulatory organization (including, without limitation, the NASD or the NASDAQ Stock Market) applicable to the Company or its properties and assets which is required to be made or obtained by such Investor to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Investor and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of such

Investor enforceable against it in accordance with this Agreement’s terms and conditions, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditor’s rights generally, and subject, as to enforceability to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or equity).

(b) Title to Existing Shares. Such Investor is the true and lawful beneficial and record owner of the Existing Shares and has good and marketable title thereto, free and clear of mortgages, pledges, liens, charges, security interests or other encumbrances (each, an “Encumbrance”). Such Investor has full right and power and authority to transfer and deliver the Existing Shares to the Company, and such Investor will transfer to the Company valid and marketable title thereto, including all voting and other rights to such Existing Shares, free and clear of all Encumbrances. There are no outstanding options, warrants, rights, agreements, contracts, puts, calls, commitments, pre-emptive rights, or demands of any character to which such Investor is a party or under which such Investor has any rights relating to the Existing Shares; and there are no agreements to which such Investor is a party that restrict the transfer of the Existing Shares or voting of the Existing Shares to be transferred to the Company. Such Investor has not granted to any person any proxies, powers of attorney, or similar rights or powers with respect to the Existing Shares.

(c) Securities Laws. Such Investor in connection with its receipt of Investor Shares (i) understands that such equity securities, as an investment, involve a high degree of risk; (ii) understands that there is no market for such equity securities and that it may not be possible to readily liquidate such equity securities at any time; (iii) has acquired such equity securities for its own account, for investment and not with a view to the distribution or resale thereof; (iv) understands that such equity securities have not been registered under the Securities Act of 1933, as amended, or any applicable securities or “Blue Sky” law of any state or other jurisdiction and may not be sold without registration under such laws or an exemption therefrom; (v) is able to bear the economic risk of its investment in such equity securities and is able to hold such equity securities for an indefinite period of time; (vi) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of its investment in such equity securities; (vii) is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended; (viii) has not had any broker, finder, agent or similar intermediary act on its behalf in connection with this Agreement or the transactions contemplated hereby, and that no broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with, or any action taken by it and (ix) understands that it is solely responsible for obtaining such legal and tax advice as it deems appropriate in connection with its investment in such equity securities.

Section 7. Survival of Representation and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

Section 8. General Provisions.

(a) Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Company, each of the Investors, and their respective successors and assigns.

(b) Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous arrangements or understandings with respect thereto.

(c) Changes. The terms and provisions of this Agreement may not be modified or amended, nor any of the provisions hereof waived, temporarily or permanently, except pursuant to an instrument in writing signed by the party against whom the enforcement of any such modification, amendment or waiver is sought.

(d) Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

(e) Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

(f) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed wholly therein.

(h) Consent to Creation of Investor Shares. Pursuant to Section 2(b) of the certificate of designation for the Company’s Series B Preferred Stock, $.10 par value per share, each Investor hereby consents to the authorization and issuance of the Company’s Series C Preferred Stock, $.10 par value per share and the filing of the Certificate of Designations.

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IN WITNESS WHEREOF, the parties have executed this Exchange Agreement on the date first written above.

FIREARMS TRAINING SYSTEMS, INC.

By:
Name:
Title:

INVESTORS:

CENTRE CAPITAL INVESTORS II, L.P.

CENTRE CAPITAL TAX-EXEMPT INVESTORS II, L.P.

CENTRE CAPITAL OFFSHORE INVESTORS II, L.P.

By: Centre Partners II, L.P., as General Partner

By: Centre Partners Management LLC, as Attorney-in-Fact

By:
Name:
Title:

CENTRE PARTNERS COINVESTMENT, L.P.

By: Centre Partners II LLC, as General Partner

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

FIRST SOURCE FINANCIAL LLP

By: First Source Financial, Inc., as Agent/Manager

By:
Name:
Title:

Annex I

Investor	Existing Shares	Investor Shares	Certificates Representing Existing Shares
Centre Capital Investors II, L.P.	14,788.43249	1,478.843249	No. 103 No. 104 No. 113	(615.893 Existing Shares) (2,478.432 Existing Shares) (2,477.064 Existing Shares)

Centre Capital Tax-Exempt Investors II, L.P.	1,653.23469	165.323469	No. 107 No. 108 No. 115	(68.851 Existing Shares) (277.065 Existing Shares) (276.920 Existing Shares)

Centre Capital Offshore Investors II, L.P.	2,930.34028	293.034028	No. 105 No. 106 No. 114	(122.041 Existing Shares) (491.091 Existing Shares) (490.830 Existing Shares)

Centre Partners Coinvestment, L.P.	2,187.61141	218.761141	No. 109 No. 110 No. 116	( 90.612 Existing Shares) (364.638 Existing Shares) (366.430 Existing Shares)

U.S. Bank National Association	3,248.82021	324.882021	No. 112	(2,166.818 Existing Shares)

First Source Financial LLP	7,219.36191	721.936191	No. 111	(4,814.992 Existing Shares)

Annex II

After giving effect to the transactions contemplated hereby, there shall be outstanding (i) options to acquire 6,872,046 shares of the Company’s common stock, par value $0.000006 per share (the “Common Stock”), and (ii) warrants to acquire 5,246,164 shares of Common Stock.

Exhibit A

Certificate of Designations

See attached.